UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

QUANTERIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38319	20-8957988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

113 Hartwell Avenue
Lexington, MA	02421
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (617) 301-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement

On August 30, 2018, Quanterix Corporation (the “Company”) entered into an amendment to the Loan and Security Agreement, dated April 14, 2014, as amended, with Hercules Capital, Inc. (the “Loan Agreement”).  The amendment extends the interest only payment period through March 1, 2020 and also extends the loan maturity date to March 1, 2020.  As of June 30, 2018, there was approximately $7.7 million outstanding under the Loan Agreement.

Item 1.02                         Termination of a Material Definitive Agreement.

On August 29, 2018, the Company exercised an option to terminate the Lease Agreement, dated September 24, 2007, by and between RAR2 Boston Industrial QRS-MA, Inc. and Aushon Biosystems, Inc. (a wholly owned subsidiary of the Company), as amended (the “Lease”), for approximately 21,500 rentable square feet of space at 43 Manning Road, Billerica, Massachusetts.  The termination of the Lease will be effective as of September 1, 2019.  In accordance with the terms of the Lease, the Company is required to pay $75,933 no later than July 1, 2019 in consideration for the early termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTERIX CORPORATION

By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Date: September 5, 2018